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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Katy Industries, Inc. of our reports dated March 1, 1994 (March 17, 1994 as to Note 15) appearing in the Annual Report on Form 10-K of Katy Industries, Inc. for the year ended December 31, 1993.





DELOITTE & TOUCHE LLP
Chicago, Illinois
September 26, 1994